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                                                                  EXHIBIT  10.31

                            SECOND AMENDMENT TO LEASE

      AGREEMENT, made this 26th day of January, 2006, by and between BROOKLYN HEIGHTS BUSINESS PARK LIMITED, an Ohio limited liability company, ("Landlord") and ASSET ACCEPTANCE LLC, a Delaware limited liability company, successor by merger to Asset Acceptance Corp ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, by Lease dated November 17, 2000 and First Amendment to Lease dated June 22, 2001, Landlord leased to Tenant certain space contained in the building located at 600 Safeguard Plaza in the City of Brooklyn Heights, County of Cuyahoga and State of Ohio (the "Leased Premises").

      WHEREAS, Landlord and Tenant have agreed to expand the Tenant's Premises and extend the Term of the Lease as hereinafter provided;

      NOW THEREFORE, the parties hereby mutually covenant and agree as follows:

            1. Premises. Upon earlier of (i) Efficient Channel Coding, Inc. vacating the property; or (ii) November 1, 2006, approximately 7,803 square feet of space (the "Expansion Space") will be added to the Premises and made a part thereof for a total of 30,443 square feet as shown on Exhibit "A" attached hereto.

            2. Term. The Term of the Lease will be extended through October 31, 2011.

            3. Base Rent.

            3.1 Base Rent for Existing Space. Base Rent for Tenant's existing 22,640 square feet (the "Existing Space") shall remain at the current rate of $25,626.67 per month thru October 31, 2006. Commencing on November 1, 2006 and continuing thru October 31, 2011, Base Rent for the Existing Space shall be $24,526.67 per month.

            3.2. Base Rent for Expansion Space. Commencing on the day after substantial completion of Tenant Improvements, but in any event, no later than November 1, 2006, and continuing through October 31, 2011, Base Rent for the Expansion Space shall be $8,453.25 per month.

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            3.3 Rental Payments. Each installment of rent is to be paid in advance on the first day of each and every calendar month during the term of this Lease, without setoff or deduction, at Landlord's office or such other place as Landlord may designate.

            4. Tenant Improvements. Landlord will build-out the Expansion Space, at its sole expense, based substantially on the same level and quality of finish-out as Tenant's current Leased Premises. Landlord and Tenant shall work together to develop a mutually acceptable floor plan, which shall be attached hereto as Exhibit "B". Tenant shall not be charged any construction management fee on the Tenant Improvements except for any extra work requested by Tenant that is above and beyond the agreed level of finish-out. In such case, Tenant shall pay to Landlord a Construction Management Fee of 5%.

            5. Tenant Improvement Allowance. Landlord will provide a $5.00 per square foot Finish-out Allowance to be used no later than October 31, 2009, specifically for improvements to Tenant's Existing Space. Should Tenant elect to utilize the allowance or any portion thereof to have Landlord complete Tenant's Improvements, Tenant shall pay to Landlord a Supervisory/Oversight Fee of 5%.

            6. Operating Expenses, Real Estate Taxes and Proportionate Share. Commencing on the day after substantial completion of Tenant Improvements, but in any event, no later than November 1, 2006, Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes shall increase from 74.36% to 100%.

            7. Parking. Currently there are 201 parking spaces for the entire building. Landlord will install additional spaces as necessary to bring the total up to a minimum of 207 spaces once weather permits.

            8. Option to Renew. Landlord hereby grants to Tenant one (1) option to extend the term of this Lease for an additional period of five (5) years commencing on November 1, 2011. Tenant's right and option as aforesaid shall be conditioned upon: (i) the Lease remaining in full force and effect;

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and (ii) Tenant not being in default under this Lease on both the day the option is exercised and the date of commencement of the Renewal Term for which the option is exercised.

            Tenant shall notify Landlord in writing of its election to extend this Lease not less than nine (9) months prior to the expiration of the then current term. The Option Term shall be upon all of the terms, covenants and conditions of the Lease except that the Fixed Rent payable during the Option Term shall be at market rent.

            9. No Right of First Offer. The Right of First Offer as stated in
Section 3.9 of the Original Lease is hereby deleted.

            10. Other Terms and Conditions. Except as herein otherwise provided, in all other respects, the terms and conditions contained in Lease dated November 17, 2000 and First Amendment to Lease dated June 22, 2001, shall remain in full force and effect during the term of this Lease extension.

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            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the 25th day of January, 2006 as to Tenant and the 26th day of January, 2006 as to Landlord.


Signed in the Presence of:     LANDLORD: BROOKLYN HEIGHTS BUSINESS PARK LIMITED

/s/ KEITH CHELM                /s/ KERRY CHELM
--------------------------     ------------------------------------------------

/s/ BARBARA BELL
--------------------------
                               TENANT:  ASSET ACCEPTANCE LLC

/s/ THOMAS GOOD                /s/ MARK A. REDMAN
--------------------------     ------------------------------------------------

/s/ JENNIFER CORCORAN
--------------------------

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STATE OF OHIO      )
                   ) SS.
COUNTY OF CUYAHOGA )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Brooklyn Heights Business Park Limited, an Ohio limited liability company by Kerry Chelm, its member, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said limited liability company and his free act and deed personally and as such member.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 26th day of January, 2006.

               /s/ KEITH CHELM
               -----------------------
                    NOTARY PUBLIC

                            CORPORATE ACKNOWLEDGEMENT

STATE OF MICHIGAN      )
                       ) SS.
COUNTY OF MACOMB       )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared Asset Acceptance LLC, a Delaware limited liability company, by Mark A. Redman, its Vice Pres.-Finance who acknowledged that [he/she] did sign the foregoing instrument and that the same is the free act and deed of said corporation and [his/her] free act and deed personally and as such officer.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 25th day of January, 2006.

               /s/ PAMELA R. DAVIS
               -----------------------
                    NOTARY PUBLIC

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                                   EXHIBIT "A"

                           [BUILDING SHELL FLOOR PLAN]

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                                   EXHIBIT "B"
                               TENANT IMPROVEMENTS
                                (TO BE ATTACHED)

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